                            COLEMAN MONTHLY SALARIED
                        RETIREMENT INCENTIVE SAVINGS PLAN
                        (Effective as of January 1, 1996)

COLEMAN MONTHLY SALARIED
RETIREMENT INCENTIVE SAVINGS PLAN

CONTENTS

- - --------------------------------------------------------------------------------

SECTION                                                                     PAGE

             ARTICLE I. THE PLAN

     1.1     Establishment of the Plan                                         1
     1.2     Applicability of the Plan                                         1

             ARTICLE II. DEFINITIONS

     2.1     Definitions                                                       2
     2.2     Gender and Number                                                10

             ARTICLE III. PARTICIPATION AND SERVICE

     3.1     Participation                                                    11
     3.2     Duration of Participation                                        11
     3.3     Eligibility Service                                              11
     3.4     Hours of Service                                                 13
     3.5     Vesting Service                                                  13
     3.6     Severance from Service                                           14
     3.7     One-Year Period of Severance                                     14
     3.8     Leased Employees                                                 15
     3.9     Special Provisions for Participants Who Enter the
             Armed Forces                                                     16
     3.10    Transferred Employees                                            16
     3.11    Family & Medical Leave Act 16

             ARTICLE IV. CONTRIBUTIONS

     4.1     Before-Tax and Matching Contributions                            17
     4.2     Application of Forfeitures                                       18
     4.3     Limitations on Contributions                                     18
     4.4     Contributions Not Contingent on Profits                          24
     4.5     Limitations on Annual Account Additions                          24
     4.6     Rollover Contributions                                           26

             ARTICLE V. VESTING IN ACCOUNTS

     5.1     Before-Tax and Rollover Contributions Accounts                   28
     5.2     Matching Contributions Accounts                                  28

COLEMAN MONTHLY SALARIED
RETIREMENT INCENTIVE SAVINGS PLAN

CONTENTS

- - --------------------------------------------------------------------------------

SECTION                                                                     PAGE

             ARTICLE VI. DISTRIBUTIONS AND WITHDRAWALS

     6.1     Distribution Upon Retirement, Death, or Disability               29
     6.2     Distribution Upon Severance from Service for
             Reasons Other Than Retirement, Death, or Disability              29
     6.3     Forfeitures                                                      30
     6.4     Commencement of Distributions                                    31
     6.5     Method of Distribution                                           33
     6.6     In-Service Withdrawals                                           33
     6.7     Required Distributions                                           34
     6.8     Withholding Taxes                                                35
     6.9     Restrictions on Distribution of Before-Tax
             Contributions Account                                            35
     6.10    Loans and Withdrawals to Members                                 36
     6.11    Direct Rollovers of Eligible Distributions                       38

             ARTICLE VII. INVESTMENT ELECTIONS

     7.1     General                                                          40

             ARTICLE VIII. ACCOUNTS AND RECORDS OF THE PLAN

     8.1     Accounts and Records                                             42
     8.2     Trust Fund                                                       42
     8.3     Valuation and Allocation of Expenses                             42
     8.4     Allocation of Earnings and Losses                                42

             ARTICLE IX. FINANCING

     9.1     Financing                                                        43
     9.2     Contributions                                                    43
     9.3     Nonreversion                                                     43
     9.4     Rights in the Trust Fund                                         43

COLEMAN MONTHLY SALARIED
RETIREMENT INCENTIVE SAVINGS PLAN

CONTENTS

- - --------------------------------------------------------------------------------

SECTION                                                                     PAGE

             ARTICLE X. ADMINISTRATION

     10.1    Plan Administrator and Fiduciary                                 44
     10.2    Compensation and Expenses                                        44
     10.3    Manner of Action                                                 44
     10.4    Chairman, Secretary, and Employment of
             Specialists                                                      44
     10.5    Assistance                                                       45
     10.6    Records                                                          45
     10.7    Rules                                                            45
     10.8    Administration                                                   45
     10.9    No Enlargement of Employee Rights                                46
     10.10   Appeals from Denial of Claims                                    46
     10.11   Notice of Address and Missing Persons                            47
     10.12   Data and Information for Benefits                                47
     10.13   Indemnity for Liability                                          48
     10.14   Effect of a Mistake                                              48
     10.15   Self Interest                                                    48

             ARTICLE XI. AMENDMENT AND TERMINATION

     11.1    Amendment and Termination                                        49
     11.2    Limitations on Amendments                                        49
     11.3    Effect of Bankruptcy and Other Contingencies
             Affecting an Employer                                            50

             ARTICLE XII. TOP-HEAVY PROVISIONS

     12.1    Application of Top-Heavy Provisions                              51
     12.2    Definitions                                                      51
     12.3    Minimum Contribution                                             53
     12.4    Limit on Annual Additions: Combined Plan Limit                   54
     12.5    Collective Bargaining Agreements                                 54

COLEMAN MONTHLY SALARIED
RETIREMENT INCENTIVE SAVINGS PLAN


CONTENTS

- - --------------------------------------------------------------------------------

SECTION                                                                     PAGE

             ARTICLE XIII. PARTICIPATION IN AND
             WITHDRAWAL FROM THE PLAN BY AN
             EMPLOYER

     13.1    Participation in the Plan                                        55
     13.2    Withdrawal from the Plan                                         56

             ARTICLE XIV. MISCELLANEOUS

     14.1    Beneficiary Designation                                          57
     14.2    Incompetency                                                     57
     14.3    Nonalienation                                                    58
     14.4    Applicable Law                                                   59
     14.5    Severability                                                     59
     14.6    No Guarantee                                                     59
     14.7    Merger, Consolidation, or Transfer                               59
     14.8    Internal Revenue Service Approval                                59

ARTICLE I. THE PLAN

1.1 ESTABLISHMENT OF THE PLAN

Effective January 1, 1996, the New Coleman Holdings Inc. hereby establishes a savings plan for the benefit of its Eligible Employees and Eligible Employees of participating Affiliates and shall be known as the "Coleman Monthly Salaried Retirement Incentive Savings Plan" (referred to in this document as the "Plan").

The Plan is intended to be qualified as a profit sharing plan under Code section 401(a).

1.2 APPLICABILITY OF THE PLAN

The provisions set forth in this document are applicable only to Employees in the employ of an Employer on or after the Effective Date.

ARTICLE II. DEFINITIONS

2.1 DEFINITIONS

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.
(a) "ACCOUNT" means the separate account maintained for each Member which represents the Member's total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following subaccounts:
     (1) "BEFORE-TAX CONTRIBUTIONS ACCOUNT" means that portion of the Member's Account which evidences the value of the Before-Tax Contributions made on the Member's behalf by an Employer pursuant to section 4.1(a), including any gains and losses of the Trust Fund attributable thereto; and
     (2) "MATCHING CONTRIBUTIONS ACCOUNT" means that portion of the Member's Account which evidences the value of the Matching Contributions made on the Member's behalf by an Employer pursuant to section 4.1(b), including any gains and losses of the Trust Fund attributable thereto.
     (3) "ROLLOVER CONTRIBUTIONS ACCOUNT" means that portion of the Member's Account which evidences the value of a Member's Rollover Contributions made by the Member pursuant to section 4.6, including any gains and losses of the Trust Fund attributable thereto.
(b)  "AFFILIATE" means--
     (1) any corporation other than the Company, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a member of a "controlled group" of corporations (as defined in section 414(b) of the Code);
     (2) any organization which together with the Company is under "common control" (as defined in section 414-C- of the Code);
     (3) any organization which together with the Company is an "affiliated service group" (as defined in section 414(m) of the Code); or
     (4) any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.
- - -C- "BEFORE-TAX CONTRIBUTIONS" means the contributions made by an Employer on behalf of a Participant pursuant to the Participant's election to reduce Compensation as described in section 4.1(a).

(d)  "BENEFICIARY" means a Beneficiary as described in section 14.1.
(e)  "BOARD" means the Board of Directors of the Company.
(f)  "CODE" means the Internal Revenue Code of 1986, as amended.
(g)  "COMPANY" means New Coleman Holdings Inc.
(h)  "COMPENSATION" means a Participant's pay, determined as follows:
     (1) For all purposes of the Plan, except as otherwise specified, Compensation means an Employee's--
          (A)  base pay,
          (B)  bonuses,
          (C)  overtime,
          (D)  commissions,
          (E)  shift differentials,
          (F)  standard hourly incentive system payments,
          (G) salary reductions pursuant to a Company-sponsored cafeteria plan (under Code section 125) or a Company-sponsored cash-or-deferred arrangement (under Code section 401(k)),
          (H) amounts excluded from income pursuant to a dependent care assistance program (under Code section 129),
          (I)  income from stock options exercised by the Employee,
          (J)  paid time off, and
          (K)  vacation pay.
     (2) For all purposes of the Plan, except as otherwise specified, Compensation does not mean an Employee's--
          (A)  special assignment premium pay,
          (B)  per diem payments,
          (C)  location allowances,
          (D)  relocation allowances,
          (E)  separation pay,
          (F)  consulting fees,
          (G)  educational assistance payments, and
          (H)  incentive compensation awards.
     (3)  For purposes of satisfying the limits on contributions described in section 4.3(b) and -C- (ADP and ACP tests) and applying the limits of section 415 of the Code as described in section 4.5, Compensation includes all of the items listed below as includible (to the extent applicable) and excludes all of the items listed below as excludable (to the extent applicable) in a Plan Year basis:
          (A)  INCLUDIBLE.
               (I) The Employee's wages, salaries, fees, for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer and any Affiliates to the extent that the amounts are includible in gross income (including, but not being limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury regulation section 1.62-2(c));
               (ii) Amounts described in Code sections 104(a)(3), 105(a), and
                    105(h), but only to the extent that these amounts are includible in the Employee's gross income;
              (iii) Amounts paid or reimbursed by the Employer or any Affiliate for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code section 217;
               (iv) The value of a nonqualified stock option granted to an
                    Employee by the Employer or any Affiliate, but only to the extent that the value of the option is includible in the Employee's gross income for the taxable year in which it is granted; and
                (v) The amount includible in an Employee's gross income upon making the election described in Code section 83(b).

               Compensation under clause (I) includes foreign earned income as defined in Code section 911(b), whether or not excludable from gross income under Code section 911.

               Compensation under clause (I) is to be determined without regard to the exclusions from gross income in Code sections 931 and 933.
          (B)  EXCLUDABLE.
               (I) Contributions made by the Employer or any Affiliate to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includible in the Employee's gross income for the taxable year in which they are contributed;

               (ii) Contributions made by the Employer or any Affiliate on an Employee's behalf to a simplified employee pension described in Code section 408(k) (such contributions are not considered as compensation for the taxable year in which contributed);
               (iii) Distributions from a plan of deferred compensation,
                     regardless of whether such amounts are includible in the Employee's gross income when distributed, except that amounts received by an Employee pursuant to an unfunded, nonqualified plan are permitted to be considered as Compensation for Code section 415 purposes in the year in which the amounts are includible in the Employee's gross income;
               (iv) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture within the meaning of Code section 83 and regulations thereunder;
               (v) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and
               (vi) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the Employee's gross income).
     (4) For purposes of determining whether an individual is a Highly Compensated Employee, Compensation means an Employee's Compensation as defined in paragraph (2) of this section 2.1(h) but without regard to Code sections 125, 402(a)(8), and 402(h)(1)(B) (i.e., with the addition of elective deferrals pursuant to a cafeteria plan, a cash-or-deferred arrangement, or a simplified employee pension).

     The Compensation of each Employee that may be taken into account under this subsection for a Plan Year (except in applying the limits of section 415 of the Code as described in section 4.5) shall not exceed $150,000 subject to adjustment under Code section 401(a)(17). In determining the Compensation of an Employee for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the Employee's spouse and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year.
(I) "DISABILITY" means a Participant's total and presumably permanent inability to engage in any occupation or employment for wage or profit as a result of bodily injury or disease, either occupational or nonoccupational in cause. To constitute a Disability, such condition must have existed for a period of six consecutive months (unless this requirement is waived by the Plan Administrator on a basis that does not discriminate in favor of Highly Compensated Employees), and the condition must not have been contracted, suffered, or incurred while the Participant was engaged in a felonious criminal enterprise, or as a result of the Participant's chronic alcoholism or addiction to narcotics, or an intentionally self-inflicted injury. Determination of whether a Disability has been incurred shall be made by the Plan Administrator on the basis of qualified medical evidence satisfactory to the Plan Administrator.
(j)  "EFFECTIVE DATE" means January 1, 1996.
(k) "ELIGIBILITY SERVICE" means a period or periods of employment of an Employee by an Employer or a nonparticipating Affiliate as described in section 3.3.
(l) "ELIGIBLE EMPLOYEE" means an Employee of an Employer, excluding any Employee who is--
     (1)  not on the Employer's United States payroll;
     (2) included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and any Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such Employer unless, pursuant to such bargaining, the Employee is required to be an Eligible Employee; or
     (3)  a leased employee within the meaning of Code section 414(n).
     (4) included in a group listed in Appendix A attached to the Plan document;
     (5) any person employed by the Company on a weekly or hourly basis in the continental United States.
(m)  "EMPLOYEE" means a person who is employed by the Company or an Affiliate.
(n) "EMPLOYER" means the Company and any other Affiliate which elects to become a party to the Plan, with the approval of the Company, by adopting the Plan for the benefit of its Eligible Employees in the manner described in section 13.1.
(o) "EMPLOYMENT COMMENCEMENT DATE" means the day on which an Employee first performs an Hour of Service for an Employer or nonparticipating Affiliate or, if applicable, the first day following a

     One-Year Period of Severance on which an Employee performs an Hour of Service for an Employer or nonparticipating Affiliate.
(p) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
(q) "HIGHLY COMPENSATED EMPLOYEE" means, with respect to any Plan Year, any Employee who at any time during the preceding Plan Year (or such other period as the Company may elect pursuant to Treasury regulations)--
     (1) received compensation (as defined in section 2.1(h)(3) of the Plan) from the Employer and all Affiliates in excess of $99,000,
     (2) received compensation (as defined in section 2.1(h)(3) of the Plan) from the Employer and all Affiliates in excess of $66,000 and was in the top-paid 20 percent of Employees,
     (3) was an officer who received compensation (as defined in section 2.1(h)(3) of the Plan) from the Employer and all Affiliates in excess of 50 percent of the amount in effect under Code section 415(b)(1)(A) for the preceding Plan Year, or
     (4)  was a 5-percent owner.
     Unless the Company makes the "calendar year calculation election" under Treasury regulations, Highly Compensated Employee also means, with respect to any Plan Year, any Employee who, at any time during that Plan Year, met the descriptions contained in paragraph (1), (2), or (3) and was among the top-paid 100 Employees or any Employee who was a 5-percent owner. A family member of a Highly Compensated Employee and a former employee shall be treated as a Highly Compensated Employee to the extent required by sections 414(q)(6) and (9) of the Code and the regulations thereunder. The dollar limits described in paragraphs (1), (2), and (3) will be adjusted to reflect increases in the cost of living, in the manner and at the times prescribed by the Secretary of the Treasury.

     In determining who is a Highly Compensated Employee, the following rules shall apply:
     (A) For purposes of determining the number of employees in the top-paid 20 percent, the following employees are excluded:
          (I)    employees who have not completed six months of service;
          (ii)   employees who normally work less than 17-1/2 hours per week;
          (iii) employees who normally work during not more than six months during any Plan Year;

          (iv) employees who have not attained age 21; and
          (v) to the extent allowable under Treasury regulation section 1.414(q)-1T, employees covered by a collective bargaining agreement between employee representatives and the Company or an Affiliate.
     (B) The number of officers is limited to 50 (or, if lesser, the greater of three employees or 10 percent of employees), excluding those employees described in (A)(I), (ii), (iii), (iv), and (v) above.
     -C- When no officer has compensation in excess of the dollar limit described in (3) above (as adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury), the highest paid officer is treated as highly compensated.
     (D) A Highly Compensated Employee shall include a former employee who separated from service prior to the Plan Year and who was an active Highly Compensated Employee for either (I) the year the employee separated from service, or (ii) any Plan Year ending on or after the employee's fifty-fifth birthday.
(r)  "HOUR OF SERVICE" means a period of employment, as defined in section 3.4.
(s) "INVESTMENT FUND" means any investment fund established by the Plan Administrator as an investment medium for the Trust Fund. The Plan Administrator shall have the discretion to establish and terminate such funds as it deems appropriate.
(t) "MATCHING CONTRIBUTIONS" means the contributions made by an Employer on behalf of a Participant, conditioned on the making of Before-Tax Contributions, as described in section 4.1(b).
(u) "MEMBER" means a Participant, or a former Participant who still has an Account balance in the Plan.
(v) "ONE-YEAR PERIOD OF SEVERANCE" means a period of absence from employment, as described in section 3.7.
(w) "PARTICIPANT" means any Employee of an Employer who has met and continues to meet the eligibility requirements of the Plan as set forth in section 3.1(a).
(x) "PLAN" means Coleman Monthly Salaried Retirement Incentive Savings Plan, as provided herein and as subsequently amended from time to time.
(y) "PLAN ADMINISTRATOR" means the entity which has been designated as the "plan administrator" as provided in section 10.1.

(z) "PLAN YEAR" means (1) the period beginning on the Effective Date and ending on December 31, 1994 and (2) each 12-consecutive-month period thereafter ending each December 31.
(aa) "ROLLOVER CONTRIBUTION" means those contributions made by an Employee Participant as described in section 4.6.
(bb) "SEVERANCE FROM SERVICE" means an absence from employment, as described in section 3.6.
(cc) "TRUST AGREEMENT" means any agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.
(dd) "TRUSTEE" means the corporation, or individual or individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.
(ee) "TRUST FUND" means the assets of every kind and description held under the Trust Agreement.
(ff) "VALUATION DATE" means
     (1) each business day of the Plan Year
     (2) such other dates as determined by the Company pursuant to a nondiscriminatory policy.
(gg) "VESTING SERVICE" means a period or periods of employment of an Employee by an Employer or a nonparticipating Affiliate as described in section 3.5.

2.2 GENDER AND NUMBER

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural.

ARTICLE III. PARTICIPATION AND SERVICE

3.1 PARTICIPATION

(a) ELIGIBILITY REQUIREMENTS-for each Eligible Employee hired on or after January 1, 1996, and effective January 1, 1997 for any eligible employee unless they had previously satisfied the requirements for participation in the Plan, who is or who becomes an Eligible Employee on or after the Effective Date shall be eligible to participate in the Plan on the later of--
     (1)  the Effective Date, or
     (2) the first day of the January, April, July, or October coinciding with or next following the completion of one year of Eligibility Service and the attainment of age 21.
(b) COMMENCEMENT OF PARTICIPATION. Each Eligible Employee who is eligible to participate according to subsection (a) shall become a Participant by making the election to have Before-Tax Contributions made on his behalf in accordance with section 4.1(a). Such election must be made upon first becoming eligible to participate, otherwise it can only be made as the first day of any subsequent payroll period.
- - -C- ROLLOVER CONTRIBUTIONS. An Eligible Employee shall be eligible to make a Rollover Contribution before becoming eligible to participate, provided that the Employee shall be deemed a Participant only to the extent of the Employee's Rollover Contribution and not for any other purpose until the Employee otherwise is eligible to be and becomes a Participant for all purposes hereunder.

3.2 DURATION OF PARTICIPATION

A Participant shall continue to be a Participant until the Participant terminates employment with all Employers and Affiliates; thereafter, the Participant shall be a Member for as long as the Participant has an Account balance in the Plan.

3.3 ELIGIBILITY SERVICE

For purposes of determining eligibility to participate in the Plan, an Employee shall be credited with one year of Eligibility Service at the end of the 12-consecutive-month period beginning on the Employee's Employment Commencement Date and ending on the first anniversary thereof, if the Employee completes 1,000 or more Hours of Service during such period. If an Employee fails to complete 1,000 or more Hours of Service during such period, the Employee shall be credited with one year of Eligibility Service, for purposes of eligibility to participate, upon the Employee's completion of

1,000 Hours of Service in any Plan Year, beginning with the Plan Year that contains the first anniversary of the Employee's Employment Commencement Date.

An Employee who is employed by the Company or an Affiliate on the Effective Date shall be credited with the years of "Eligibility Service" credited to him under The Coleman Retirement Incentive Savings Plan as of the Effective Date, and as otherwise required under the service crediting rules of the Code.

3.4 HOURS OF SERVICE

An Employee shall receive credit for Hours of Service for purposes of the Plan, as follows:
(a) One hour for each hour for which the Employee is paid, or entitled to payment, by an Employer or nonparticipating Affiliate for the performance of duties during the applicable computation period for which the Employee's Hours of Service are being determined under the Plan.
(b) One hour for each hour, in addition to the hours in subsection (a) above, for which the Employee is directly or indirectly paid, or entitled to payment, by an Employer or nonparticipating Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence. Not more than 501 hours shall be credited under this subsection
     (b) on account of any single continuous period during which the Employee performs no duties.
- - -C- One hour for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or nonparticipating Affiliate, with no duplication of credit for hours.
(d) Hours of Service shall be credited in accordance with the rules of Department of Labor regulation 2530.200(b)-2(b) and (c), which are incorporated herein by reference.

3.5 VESTING SERVICE

An Employee shall be credited with Vesting Service for his period of employment with an Employer and each nonparticipating Affiliate, determined as follows:
(a) Vesting Service shall be determined in completed years and days, with each 365 days constituting one year.

(b) An Employee who is employed by the Company or an Affiliate on the Effective Date shall be credited with the years of "Vesting Service" credited to him under The Coleman Retirement Incentive Savings Plan as of the Effective Date.
- - -C- On or after the Effective Date, an Employee shall receive credit for Vesting Service from the later of the Employee's Employment Commencement Date or the Effective Date until the Employee's Severance from Service, except as otherwise required under the service crediting rules of Section 411 of the Code.
(d) If an Employee who has had a Severance from Service is subsequently reemployed as an Employee--
     (1) If the Employee is reemployed before a One-Year Period of Severance occurs, the Vesting Service the Employee had at such Severance shall be reinstated upon the Employee's reemployment and, if such Severance from Service resulted from quit, discharge, or retirement, the Employee shall receive credit for Vesting Service for the period between the Employee's Severance from Service and the Employee's reemployment.
     (2) If the Employee is reemployed after a One-Year Period of Severance occurs, the Vesting Service the Employee had at such Severance from Service shall be reinstated upon the Employee's reemployment but the Employee shall not receive credit for Vesting Service for the period between the Employee's Severance from Service and the Employee's reemployment.

3.6 SEVERANCE FROM SERVICE

Severance from Service means the earlier of (a) or (b) below:
(a)  the date the Employee quits, retires, is discharged, or dies, or
(b) the first anniversary of the first day of an Employee's absence from employment with an Employer or nonparticipating Affiliate (with or without pay) for any reason other than in (a) above, such as vacation, sickness, leave of absence, layoff, or military service (except as otherwise provided in section 3.9). An Employee who fails to return to employment at the expiration of an absence shall be deemed to have had a Severance from Service on the first to occur of the expiration of the Employee's absence or the first anniversary of the first day of the Employee's absence.

3.7 ONE-YEAR PERIOD OF SEVERANCE

(a) A One-Year Period of Severance means each 12-consecutive-month period beginning on the date an Employee incurs a Severance from

     Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service for an Employer or any nonparticipating Affiliate during such period.
(b) Solely for purposes of determining whether a One-Year Period of Severance has occurred, if an Employee is absent from work beyond the first anniversary of the first date of an absence and the absence is for maternity or paternity reasons, the date the Employee incurs a Severance from Service shall be the second anniversary of his absence from employment. The Employee will not obtain Vesting Service for the period between the first and second anniversary of the first date of his absence. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (1) by reason of pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

3.8 LEASED EMPLOYEES

A person who is not an Employee of an Employer or nonparticipating Affiliate and who performs services for an Employer or a nonparticipating Affiliate pursuant to an agreement between the Employer or nonparticipating Affiliate and a leasing organization shall be considered a "leased employee" if such person performed the services on a substantially full-time basis for a year and the services are of a type historically performed by employees. A person who is considered a "leased employee" of an Employer or nonparticipating Affiliate shall not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee shall be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a leased employee participates in the Plan as a result of subsequent employment with an Employer or nonparticipating Affiliate, such leased employee shall receive Eligibility Service and Vesting Service for such employment as a leased employee. Notwithstanding the preceding provisions of this section, a leased employee shall be treated as an Employee for purposes of applying the requirements described in section 414(n)(3) of the Code and for purposes of determining the number and identity of Highly Compensated Employees.

3.9 SPECIAL PROVISIONS FOR PARTICIPANTS WHO ENTER THE ARMED FORCES

If a Participant is absent from employment for voluntary or involuntary military service with the armed forces of the United States and returns to employment within the period required under the law pertaining to veterans' reemployment rights, the Participant shall receive Eligibility Service and Vesting Service for the period of the Participant's absence from employment.

3.10 TRANSFERRED EMPLOYEES

(a) An Employee who is transferred from a nonparticipating Affiliate into employment where he becomes a Participant hereunder shall be credited with Eligibility Service and Vesting Service for all of his employment with the Employer and any nonparticipating Affiliate, before and after such transfer. Such service shall be credited in accordance with sections 3.3 and 3.5, respectively.
(b) A Participant who is transferred to a nonparticipating Affiliate shall continue to be credited with Eligibility Service and Vesting Service during the period he is employed by a nonparticipating Affiliate. Such service shall be credited in accordance with sections 3.3 and 3.5, respectively.

3.11 Family and Medical Leave Act

     An Employee taking a leave of absence pursuant to the Family and Medical Leave Act of 1993 ("FMLA") will be treated as continuing service while on a FMLA leave for purposes of determining whether such Employee has incurred a break in service.

ARTICLE IV. CONTRIBUTIONS

4.1 BEFORE-TAX AND MATCHING CONTRIBUTIONS

For each pay period, each Employer shall contribute to the Plan on behalf of that Employer's Participants an amount equal to the sum of (a) Before-Tax Contributions and (b) Matching Contributions, determined as follows:
(a) BEFORE-TAX CONTRIBUTIONS. Each Participant may elect, on a form provided by the Plan Administrator, to reduce the Participant's annual Compensation by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, or 10%, and to have the amount by which the Participant's Compensation is reduced contributed on the Participant's behalf by the Employer as a Before-Tax Contribution to the Plan. The Plan Administrator shall have the right to amend the Plan to increase the permissible amount of Before-Tax Contributions on a uniform basis, provided that the Compensation reduction shall not exceed 16 percent.
     (1) INITIAL ELECTION. A Participant's initial election must be made effective as of the Effective Date or the first day of the January, April, July, or October immediately after becoming eligible to participate, otherwise such election can only be made effective as of the first day of any subsequent payroll period upon such prior notice to the Plan Administrator as the Plan Administrator may reasonably require. If an Employee was eligible to participate in The Coleman Retirement Incentive Savings Plan on the day before the Effective Date of this Plan such employee's initial election (both contribution percentage and investment election) under this Plan shall be deemed to be identical to the election the Employee had in place under The Coleman Retirement Incentive Savings Plan on such date.
     (2) ELECTION CHANGES. The Participant may elect on a form provided by the Plan Administrator to increase or decrease the Participant's Compensation reductions upon such prior notice to the Plan Administrator as the Plan Administrator may reasonably require (within the percentage limits stated above) as of the first day of any payroll period. A Participant may elect on a form provided by the Plan Administrator to cease future Compensation reductions as of any pay period with such prior notice to the Plan Administrator as the Plan Administrator may reasonably require. Upon ceasing future Compensation reductions, an election to again reduce Compensation may only be made as of the first day of any subsequent payroll period.
     (3) IMPLEMENTATION. The Plan Administrator may adopt rules concerning the administration of this subsection. The Before-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as practical after the end of every pay period and allocated to such Participant's Before-Tax Contributions Account as of the end of the pay period.

(b) MATCHING CONTRIBUTIONS. For each pay period, each Employer shall make a Matching Contribution, on behalf of each Participant who is actively employed by the Employer as of the end of such pay period, equal to 33 1/3 percent of the Before-Tax Contributions made on the Participant's behalf during the pay period; provided, however, the percentage of Before-Tax contributions selected for the Matching Contributions by the Employer shall be the same for each Participant employed by the Employer and the Matching Contributions shall not exceed 33 1/3 percent of the first 6 percent of any Participant's Compensation for any Plan Year.

    Upon notice to Employees, the Plan Administrator shall have the right to vary, suspend, or modify the Matching Contribution to be made on behalf of Each Employer at any time and from time to time, provided that employees shall, following receipt of notice, be given the opportunity to modify their Before-Tax Contributions.

    At the election of the Employer, the Matching Contributions may be made with a contribution of shares of common stock of The Coleman Company, Inc., with the amount of contribution per share to be equal to the New York Stock Exchange closing price for such stock on the last day of trading prior to the date of the Matching Contribution to this Plan.

4.2 APPLICATION OF FORFEITURES

Forfeitures occurring during any Plan Year in the Account of a Member shall, to the extent necessary under section 6.3-C- or (d), be applied to restore forfeitures of reemployed Members. Thereafter, any remaining forfeitures shall be treated as an additional Matching Contribution and allocated to the Accounts of all Participants of that Employer who are active Eligible Employees entitled to receive an allocation of a Matching Contribution as of the end of such Plan Year. The forfeitures shall be allocated to the Accounts of such Participants in the same manner as the Employer's Matching Contributions for that Plan Year.

4.3 LIMITATIONS ON CONTRIBUTIONS

(a) DOLLAR LIMIT ON BEFORE-TAX CONTRIBUTIONS. In no event shall any Employer make Before-Tax Contributions for any calendar year, with respect to any Participant, in excess of the limit prescribed under Code section 402(g) (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living). This limit shall be applied by aggregating all plans and arrangements maintained by the Company and all Affiliates that provide for elective deferrals (as defined in section 402(g) of the Code).

    If this limit would be exceeded by contributions to this Plan, the Plan Administrator shall distribute the amount of such excess (plus earnings thereon) to the Member. Excess elective deferrals means elective deferrals (under section 402(a)(8) of the Code) in excess of the annual limit on such deferrals in section 402(g) of the Code. Excess elective deferrals, plus any income and minus any loss attributable thereto, shall be distributed no later than April 15 to any Participant to whose account such excess elective deferrals were assigned for the preceding year and who claims excess elective deferrals for such taxable year.
(b) ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. In no event shall any Employer make Before-Tax Contributions for any Plan Year that would result in the actual deferral percentage of the group of Highly Compensated Employees eligible to participate in the Plan to exceed the greater of--
    (1) one and one-quarter times the actual deferral percentage of the group of all other Eligible Employees; or
    (2) the lesser of (A) two times the actual deferral percentage of the group of all other Eligible Employees or (B) the actual deferral percentage of the group of all other Eligible Employees plus two percentage points.
    The actual deferral percentage of each group of Eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in each group) of (I) the Before-Tax Contributions made on behalf of each Eligible Employee for such Plan Year to (ii) such Eligible Employee's Compensation, earned while such Employee was an eligible employee within the meaning of Treasury regulation section 1.401(k)-1(g)(4)(I) for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Before-Tax Contributions made on behalf of the Highly Compensated Employees. Such reduction shall be effected by reducing contributions made on behalf of Highly Compensated Employees (in the order of their actual deferral percentages) beginning with the Highly Compensated Employees who elected the highest percentage of such contributions.

    Any such reduction in the Before-Tax Contributions made on behalf of any Participant shall be refunded to the Participant as soon as administratively possible, together with any income allocable to such excess contributions for the Plan Year for which the excess contributions were made, as provided in the rules adopted by the Plan Administrator at the time. In no event, however, shall such excess contributions or such income allocable thereto be left undistributed any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

    For purposes of the ADP test described in this subsection--
    (A) A Before-Tax Contribution will be taken into account for a Plan Year only if it relates to Compensation that either would have been received by the Eligible Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2-1/2 months after the close of the Plan
         Year (but for the deferral election); and
    (B) A Before-Tax Contribution will be taken into account for a Plan Year only if it is allocated to the Eligible Employee as of a date within that Plan Year. For this purpose, a Before-Tax Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Before-Tax Contribution is actually paid to the Trust Fund no later than 12 months after the Plan Year to which the contribution relates.
- - -C- ACTUAL CONTRIBUTION PERCENTAGE ("ACP") TEST. In no event shall Matching Contributions for any Plan Year be made which would result in the contribution percentage of the group of Highly Compensated Employees eligible to participate in the Plan to exceed the greater of--
    (1) one and one-quarter times the contribution percentage of the group of all other Eligible Employees; or
    (2) the lesser of (A) two times the contribution percentage of the group of all other Eligible Employees or (B) the contribution percentage of the group of all other Eligible Employees plus two percentage points.
    The contribution percentage of each group of Eligible
    Employees for any Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in each group) of (I) the Matching Contributions made on behalf of each Eligible Employee for such Plan Year to (ii) such Eligible Employee's Compensation earned while such Employee was an eligible employee within the meaning of Treasury regulation section 1.401(m)-1(f)(4)(I) for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Matching Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method used in subsection (b). Any such reduction in the Matching Contributions made on behalf of any Participant shall be paid to the Participant (if vested), or treated as a forfeiture under section
    4.2 (if forfeitable). Such payment or forfeiture shall include any income allocable to such excess contributions for the Plan Year for which the excess contributions were made. In no event shall such excess contributions or such income allocable thereto be paid to the Participant any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

    For purposes of the ACP test described in this subsection, a Matching Contribution will be taken into account for a Plan Year only if it is (I) made on account of the Eligible Employee's Before-Tax Contributions for the Plan Year, (II) allocated to the Eligible Employee's matching Contributions Account as of a date within that Plan Year, and (III) paid to the Trust Fund by the end of the twelfth month following the close of that Plan Year.
(d) SPECIAL RULES. For purposes of determining whether the Plan satisfies the average deferral percentage test of subsection (b) and the average compensation percentage test of subsection (c), the following rules shall apply:
    (1) All elective contributions that are made under two or more plans that are aggregated for purposes of section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. All matching contributions made under two or more plans that are similarly aggregated are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of section 401(k) or 401(m), the aggregated plans must also satisfy sections 401(a)(4) and 410(b) as though they were a single 401(k) plan or 401(m) plan (as applicable).
    (2) In calculating the actual deferral percentage or the actual contribution percentage, the actual deferral ratio or the actual contribution ratio (as applicable) of a Highly Compensated Employee will be determined by treating all cash-or-deferred arrangements or all plans subject to section 401(m) (as applicable) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement. If a Highly Compensated Employee participates in two or more cash-or-deferred arrangements, or in two or more plans subject to section 401(m), that have different plan years, all cash-or-deferred arrangements or arrangements subject to section 401(m) (as applicable) ending with or within the same calendar year shall be treated as a single arrangement.

         Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k) or 401(m).
    (3) In the case of a Highly Compensated Employee who is either a 5-percent owner or one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of section 414(q)(6)--
         (A) the actual deferral ratio (ADR) for the family group (which is treated as one Highly Compensated Employee) is the ADR determined by combining the elective contributions, compensation, and amounts treated as elective contributions of all eligible family members, and
         (B) the actual contribution rate (ACR) for the family group (which is treated as one Highly Compensated Employee) is the greater of (I) the ACR determined by combining the contributions and compensation of all eligible family members who are Highly Compensated Employees without regard to family aggregation, and
              (ii) the ACR determined by combining the contribution and compensation of all family members.
         Except to the extent taken into account in the preceding sentence, the elective contributions, compensation, and amounts treated as elective contributions, and the contributions and compensation of all family members are disregarded in determining the actual deferral percentages and actual contribution percentages for the groups of Highly Compensated Employees and nonhighly compensated employees.
    (4) In the case of a Highly Compensated Employee whose actual deferral ratio (ADR) or actual compensation ratio (ACR) is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows, in accordance with the "leveling" method described in section 1.401(k)-1(f)(2) or 1.401(m)-1(e)(2) (as applicable) of the regulations:
         (A) First, the ADR or ACR (as applicable) of the Highly Compensated Employee with the highest ADR or ACR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or the actual contribution percentage (ACP) test (as applicable) or cause such ratio to equal the ADR or ACR (as applicable) of the Highly Compensated Employee with the next highest ratio.

         (B) Second, this process is repeated until the ADP or ACP test (as applicable) is satisfied.
    (5) The amount of excess contributions and income allocable thereto to be refunded shall be reduced by excess deferrals under subsection (a) previously distributed for the taxable year ending in the same Plan Year, and excess deferrals under subsection (a) to be distributed for a taxable year will be reduced by excess contributions and income allocable thereto previously distributed or recharacterized for the Plan Year beginning in such taxable year.
(e) ADDITIONAL ACTION. The Plan Administrator may take such additional action as it shall consider appropriate to ensure compliance with the requirements of this section. Such action may include, but is not limited to, reducing the maximum amount of Before-Tax Contributions under section 4.1(a) that can be contributed on behalf of any group of Highly Compensated Employees.
(f) MULTIPLE-USE LIMITATION. To the extent required by rules issued under section 401(m)(9) of the Code, the limits of this section shall be applied in a manner that reflects any restrictions on the multiple use of the alternative limitation contained in paragraph (2) of subsections (b) and -C- of this section. Any such restriction on the multiple use of the alternative limitation shall be implemented pursuant to uniform rules to be adopted by the Plan Administrator.
(g) OTHER REQUIREMENTS. The determination of actual deferral percentage and actual contribution percentage amounts of any Participant shall satisfy such other requirements as may be permitted by the Secretary of the Treasury.

4.4 CONTRIBUTIONS NOT CONTINGENT ON PROFITS

This Plan is designated as a profit sharing plan under section 401(a) of the Code. However, payment by an Employer of contributions to the Plan shall not be contingent upon the existence of current or accumulated profits of the Employer.

4.5 LIMITATIONS ON ANNUAL ACCOUNT ADDITIONS

(a) ANNUAL ACCOUNT ADDITION. "Annual Account Additions" (within the meaning of Code section 415(c)(2) and applicable Treasury regulations) means for any Participant for any Plan Year, which shall also be the limitation year, the sum of--

    (1) Employer contributions made for the Participant under any defined contribution plan for such Plan Year, including excess deferrals within the meaning of Treasury regulation section 1.402(g)-1(e)(3) unless such excess amounts are distributed no later than April 15 following the close of the Participant's taxable year;
    (2) such Participant's contributions to any defined contribution plan for such Plan Year;
    (3) forfeitures allocated to the Participant under any defined contribution plan for such Plan Year; and
    (4) contributions allocated on the Participant's behalf to any individual medical account within the meaning of Code section 415(l)(2) or attributable to medical benefits allocated to an account established under Code section 419A(d).
    "Any defined contribution plan" means all defined contribution plans of the Company and Affiliates considered as one plan. For purposes of this section, "Affiliate" shall have the meaning prescribed in section 2.1(b), except that the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in Code section 1563(a)(1).

    A restored forfeiture pursuant to section 10.11 or a Rollover Contribution pursuant to section 4.6 shall not be included as part of any Participant's Annual Account Addition.
(b) LIMITATION. A Participant's Annual Account Addition for any Plan Year shall not exceed the lesser of--
    (1) the greater of $30,000, or one-fourth of the defined benefit dollar limitation set forth in Code section 415(b) in effect for such limitation year; or
    (2)  25 percent of such Participant's Compensation for such Plan Year.
- - -C- ADDITIONAL LIMITATION. If in any Plan Year a Participant is covered both under any defined contribution plan and under any defined benefit plan, the sum of the defined benefit plan fraction (as defined in Code section 415(e)(2)) and the defined contribution plan fraction (as defined in Code section 415(e)(3)) for such Plan Year shall not exceed one. It is intended to reduce the benefits payable under any defined benefit plan to the extent necessary to prevent the sum of such fractions for any Plan Year from exceeding one before reducing contributions to any defined contribution plan. "Any defined benefit plan" means all defined benefit plans of the Company and Affiliates considered as one plan.

(d) REDUCTION IN ANNUAL ACCOUNT ADDITIONS. If in any Plan Year a Participant's Annual Account Addition exceeds the limitation determined under subsection
    (b) above, such excess shall not be allocated to the Participant's accounts in any defined contribution plan but shall be handled in the following manner and order until such excess is eliminated:
    (1) the Participant's portion of the allocation of Before-Tax Contributions or any part thereof (plus net income or appreciation attributable thereto) shall be refunded to the Participant; and
    (2) the Participant's portion of the allocation of Matching Contributions or any part thereof shall be placed in a suspense account.
    The amount held in such suspense account that is attributable to contributions of an Employer shall be used to reduce contributions by that Employer for the next following Plan Year.

    Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

    The above reductions shall be applied to this Plan first, and thereafter to any other defined contribution plan.

4.6 ROLLOVER CONTRIBUTIONS

An Employee of an Employer may, in accordance with procedures approved by the Plan Administrator, contribute the following amounts to the Plan:
(a) part or all of a distribution or proceeds from a sale of distributed property which qualifies as an "eligible rollover distribution" within the meaning of section 6.1(b)(1) below from a trust described in section 401(a) and exempt from tax under section 501(a); or
(b) a distribution from an individual retirement account or annuity, provided the entire amount of the distribution is from a source described in (a) above; or
- - -C- a trust-to-trust transfer from a prior employer's plan, provided that--
    (1) the Employee can establish to the satisfaction of the Plan Administrator that such prior employer's plan meets the qualification requirements under Code section 401(a), and
    (2) a trust-to-trust transfer shall not be permitted unless the amount transferred is free of all defined benefit characteristics and does not make the Plan a transferee plan under Code section 401(a)(11)(B)(iii)(III).

    Such a contribution must be paid over to the Trustee (or transferred directly from a prior plan) on or before the sixtieth day after receipt by the Employee of the distribution and shall be held in the trust under this Plan as a separate account in the name of the Employee whose interest is being held. Such account shall be fully vested and nonforfeitable.

    An account established to hold any Rollover Contributions shall be distributable to the Employee at the same time and in the same manner, and shall otherwise be subject to the same rules under the Plan, as a Before-Tax Contributions Account maintained under the Plan.

ARTICLE V. VESTING IN ACCOUNTS

5.1 BEFORE-TAX AND ROLLOVER CONTRIBUTIONS ACCOUNTS

A Member shall at all times be fully vested and have a nonforfeitable interest in such Member's Before-Tax Contributions Account and Rollover Contributions Account.

5.2 MATCHING CONTRIBUTIONS ACCOUNTS

(a) GENERAL. A Member shall have a vested and nonforfeitable interest in that portion of such Member's Matching Contributions Account in accordance with the following schedule:


- - ------------------------------------------
- - ------------------------------------------

    COMPLETED YEARS
    OF VESTING SERVICE       VESTED PERCENTAGE

- - ------------------------------------------

    less than 1              0%
    1                        20%
    2                        40%
    3                        60%
    4                        80%
    5 or more                100%

- - ------------------------------------------

(b) ACCELERATED VESTING. Notwithstanding subsection (a) above, a Member shall be fully vested and have a nonforfeitable interest in his entire Matching Contributions Account if--
    (1)  the Member attains age 65 while still an Employee;
    (2)  the Member dies or suffers a Disability while an Employee; or
    (3) contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Member is affected by such partial termination.

ARTICLE VI. DISTRIBUTIONS AND WITHDRAWALS

6.1 DISTRIBUTION UPON RETIREMENT, DEATH, OR DISABILITY

Normal retirement age under the Plan shall be age 65. Early retirement age shall be age 55. Upon a Member's Severance from Service because of the Member's retirement at or after age 55, or because of the Member's Disability or death, there shall be distributed to the Member, or to the Member's Beneficiary in case of the Member's death, the Member's Account, determined as of the Valuation Date coincident with or next following the date of such Severance from Service, plus any amounts credited to the Member's Account subsequent to such Valuation Date. Unless the Member otherwise elects, such distribution shall be made as soon as practicable following the later of Severance from Service and his sixty-fifth birthday, subject to the requirements of section 6.4(b). The Member shall be entitled to elect--
(a) an early distribution, to be made as soon as practicable following his Severance from Service; or
(b) a deferred distribution, to be made no later than April 1 of the year following the year the Member attains age 70 1/2.

The amount of any distribution shall be based on the value of the Member's Account as of the date of distribution.

6.2 DISTRIBUTION UPON SEVERANCE FROM SERVICE FOR REASONS OTHER THAN RETIREMENT, DEATH, OR DISABILITY

Upon a Member's Severance from Service for any reason other than his retirement, death, or Disability, there shall be distributed to the Member the full amount of his Before-Tax Contributions Account and Rollover Contributions Account and the vested portion of his Matching Contributions Account, determined as of the Valuation Date coincident with or next following the date of such Severance from Service, plus any amounts credited to his Account subsequent to such Valuation Date. If the nonforfeitable portion of a Member's Account exceeds $3,500 (or such higher amount as may be permitted under applicable law or regulation), then, unless the Member otherwise elects, such distribution shall be made on the first day of the month coincident with or next following the Member's sixty-fifth birthday. The Member shall be entitled to elect--
(a) an early distribution of such nonforfeitable portion, to be made as soon as practicable following his Severance from Service; or
(b) a deferred distribution of such nonforfeitable portion, to be made no later than April 1 of the year following the year the Member attains age 70 1/2.

The amount of any distribution shall be based on the value of the Member's Account as of the date of distribution.

6.3 FORFEITURES

(a) If a Member's Severance from Service occurs before the Member's fifty-fifth birthday and the nonforfeitable portion of his Account is not greater than
    $3,500, the Member will receive a distribution of the value of the nonforfeitable portion of his Account and the nonvested portion shall be treated as a forfeiture on the day on which the distribution occurred.
(b) If either (1) a Member's Severance from Service occurs on or after his fifty-fifth birthday or (2) the Member's Severance from Service occurs before his fifty-fifth birthday and the nonforfeitable portion of his
    Account is greater than $3,500, the Member may elect to receive a distribution of the value of the nonforfeitable portion of his Account, in which event the forfeitable portion of such Account will be treated as a forfeiture on the day on which the distribution occurred.
- - -C- If a Member receives a distribution pursuant to subsection (a) or (b) which is less than the value of his Account and he is reemployed by any Employer or nonparticipating Affiliate prior to incurring five consecutive One-Year
    Periods of Severance, the portion of such Account forfeited pursuant to subsection (a) or (b) will be restored if the Member repays to the Plan the full amount of the distribution. Such repayment must be made prior to the fifth anniversary of the first date on which the Member is subsequently reemployed by the Employer or any Affiliate.

    The source for restoring forfeitures shall be first, Trust earnings or gains, second, current forfeitures, and if insufficient, an additional contribution by the Member's Employer.

    Repaid distributions and restored forfeitures shall be invested in Investment Funds designated by the Member.
(d) If a Member fails to elect to receive a distribution of the nonforfeitable portion of his Account pursuant to subsection (b), the Member's Account shall continue to be maintained and adjusted under sections 8.3 and 8.4 until the vested portion is distributed under the applicable provisions of the Plan. The portion of the Member's Account which is not vested shall be treated as a forfeiture on the day on which the Member has incurred five consecutive One-Year Periods of Severance.
(e) If a Member incurs five consecutive One-Year Periods of Severance, or if subsection -C- is applicable to the Member but the Member fails to make the repayment described in such subsection, the Member shall permanently forfeit the portion of the Member's Account that was not vested pursuant to section 5.2 at the time of the Member's prior distribution or at the time of completion of such five consecutive One-Year Periods of Severance, as applicable.
(f) Forfeitures pursuant to subsections (a) and (b) shall be treated as though they are Matching Contributions of the Employer whose Employees created the forfeitures and shall be applied as described in section 4.2.
(g) If a Member has a Severance from Service when he is zero percent vested in his Matching Contributions Account, he shall be deemed to have received a distribution of his vested interest in his Account on the day on which such Severance from Service occurred, and the nonvested portion of the Account shall be treated as a forfeiture on such day.

    If an individual is deemed to receive a distribution pursuant to this subsection (g) and is reemployed by any Employer or nonparticipating Affiliate prior to incurring five consecutive One-Year Periods of Severance, the portion of the Member's Account forfeited pursuant to the preceding provisions of this subsection shall be deemed repaid and shall, accordingly, be restored upon such reemployment.

6.4 COMMENCEMENT OF DISTRIBUTIONS

(a) Subject to the provisions of sections 6.1 and 6.2, distributions pursuant to sections 6.1 and 6.2 shall be made or commence to the Member as soon as practicable following the Member's Severance from Service.

The amount of any distribution shall be based on the value of the Member's Account as of the date of distribution.

(b) Distribution of a Member's Account will begin not later than the sixtieth day after the later to close of the Plan Year in which--
    (1)  the Member attains his sixty-fifth birthday; or
    (2)  the Member's Severance from Service occurs.
- - -C- If a Member dies after the Member's Severance from Service but prior to receiving the full distribution of the Member's Account to which the Member is entitled under this Article VI, any unpaid balance thereof at the time of the Member's death shall be distributed to the Member's Beneficiary in a lump sum, to be distributed as soon as practicable and permissible under the Code after the Member's death.
(d) Amounts payable hereunder shall continue to be maintained and adjusted under sections 8.3 and 8.4 pending such payment.

The amount of any distribution shall be based on the value of the Member's Account as of the date of distribution.

6.5 METHOD OF DISTRIBUTION

All distributions shall be in a lump sum and shall be in cash. Amounts payable hereunder shall continue to be maintained and adjusted under sections 8.3 and
8.4 pending such payment.

6.6 IN-SERVICE WITHDRAWALS

(a) No in-service withdrawals shall be made from any Participant's Matching Contributions Account. Subject to the requirements of this section, a Participant may make a withdrawal from the Participant's Rollover Contributions Account and (if that account is depleted) Before-Tax Contributions Account either on account of hardship or after the Participant has attained age 59 1/2. A hardship withdrawal shall be made only if the withdrawal both is made on account of an immediate and heavy financial need and is necessary to satisfy the financial need.
(b) A hardship withdrawal must be for--
    (1) expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);
    (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
    (3) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence;
    (4) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code section 152); or
    (5) such other "safe harbor" payments as the Internal Revenue Commissioner permits in revenue rulings, notices, and other documents of general applicability.
- - -C- A Participant's request for a hardship withdrawal must be accompanied or supplemented by such evidence that the distribution is necessary to satisfy the hardship as the Plan Administrator may reasonably require. A distribution shall be deemed necessary to satisfy an immediate and heavy financial need if--
    (1) the distribution is not in excess of the amount of the Participant's immediate and heavy financial need. The amount of such need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;
    (2) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company and Affiliates;
    (3) the Plan and all other plans maintained by the Company and Affiliates limit (and the Plan does hereby so limit) the Participant's Before-Tax Contributions for the next taxable year to the applicable limit under Code section 402(g) for that year minus the Participant's Before-Tax Contributions for the year of the hardship distribution;
    (4) the Participant is prohibited (and the Participant is hereby prohibited), for 12 months after receipt of the hardship distribution, from making Before-Tax Contributions and employee contributions to the Plan and all other plans maintained by the Company and Affiliates. For purposes of the preceding sentences of this paragraph (4), "all other plans" means all qualified and nonqualified plans of deferred compensation maintained by the Company and Affiliates. The phrase includes a stock option, stock purchase, or similar plan, or a cash-or-deferred arrangement that is part of a cafeteria plan within the meaning of Code section 125; and
    (5) the distribution satisfies any other "safe harbor" requirements prescribed by the Internal Revenue Commissioner in revenue rulings, notices, or other documents of general applicability.
A Participant will be limited to one hardship or post-age 59 1/2 withdrawal under this section in a Plan Year, except that a second withdrawal will be allowed if it is a hardship withdrawal for payment of tuition described in
(b)(4) above.

A hardship distribution from a Participant's Before-Tax Contributions Account may be made only from Before-Tax Contributions made to that Account, and may not include any earnings thereon.

6.7 REQUIRED DISTRIBUTIONS

Notwithstanding anything to the contrary contained in this Article VI--
(a) In no event may the distribution of a Member's benefits be made later than April 1 of the calendar year following the year in which the Member attains age 70 1/2.

(b) All distributions under this Plan shall be made in accordance with section 401(a)(9) of the Code and the regulations thereunder. Provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with section 401(a)(9) of the Code and the regulations thereunder.

6.8 WITHHOLDING TAXES

An Employer may withhold from a Member's compensation and the Trustee may withhold from any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

6.9 RESTRICTIONS ON DISTRIBUTION OF BEFORE-TAX CONTRIBUTIONS ACCOUNT

Amounts attributable to a Member's Before-Tax Contributions shall not be distributed earlier than upon one of the following events:
(a) The Member's retirement, death, Disability, or Separation from service;
(b) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or a simplified employee pension);
(c) The Member's attainment of age 59-1/2 or the Member's hardship as described in section 6.6;
(d) The sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets used by the Employer in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation, and provided (1) the acquiring corporation does not maintain the Plan after the disposition; (2) the Employer continues to maintain the Plan after the disposition; and (3) the distribution is in the form of a lump sum; or
(e) The sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity but only with respect to Employees who continue employment with the subsidiary, and provided (1) the acquiring entity does not maintain the Plan after the disposition, (2) the Employer continues to maintain the Plan after the disposition; and (3) the distribution is in the form of a lump sum.

6.10 LOANS AND WITHDRAWALS TO MEMBERS

(a) AVAILABILITY OF LOANS. A Member who is a "party in interest," as defined under section 3(14) of ERISA, may make application to the Plan Administrator to borrow from the vested portion of his Account upon the terms and conditions hereinafter specified.
(b) TERMS OF LOANS. In the event a Member receives a loan from his Account in accordance with subsection (a), such loan shall be made upon the following terms and conditions:
    (1) AMOUNT. The amount of such loan shall not be less than $1,000 and (when added to the balance of other outstanding loans from any defined contribution plan of the Employer or a nonparticipating Affiliate) shall not exceed the lesser of--
         (A)  $50,000 reduced by the excess (if any) of--
              (I) the highest outstanding principal balance of all loans from the Plan during the 12-month period ending on the day that the loan is made, over
              (ii) the outstanding balance of loans from the Plan on the day the loan is made, or
         (B) 50 percent of the nonforfeitable value of the Member's Account. If a Member is also covered under another qualified plan maintained by the Employer or a nonparticipating Affiliate, the limitation prescribed in subparagraph (A) shall be applied as though all such qualified plans are one plan.
    (2) TERM. The term of such loan must be made on the basis of full years and shall not exceed the earlier of--
         (A) 5 years (10 years in the case of a loan for the acquisition of a primary residence of the Member); or
         (B)  such Member's Severance from Service.
         Any such loan shall not be renewable, except that if the term of a loan was originally for a period of less than 5 years (10 years in the case of a loan for the acquisition of a primary residence of the Member), the Plan Administrator may, in its discretion, renew such loan for a period of time equal to the difference between 5 years (10 years in the case of a loan for the acquisition of a primary residence of the Member) and the duration of the original loan.
    (3) APPROVAL, INTEREST, AND ORIGINATION FEE. The Plan Administrator shall review loan applications and, within a reasonable period, as determined by the Plan Administrator, shall grant or deny the applications. The Plan Administrator shall make loans upon the receipt of promissory notes which the Plan Administrator deems satisfactory and which shall bear interest at a rate commensurate with the prevailing interest rate charged on similar commercial loans made by persons in the business of lending money under similar circumstances, as determined by the Plan Administrator, then in effect. The Plan Administrator may require each Member to pay a loan origination fee, in an amount to be determined by the Plan Administrator, which shall be included in the principal amount of the loan. The account balances in each of the Investment Funds in which the Member's Account is invested shall be reduced proportionately to reflect the principal amount of the loan. The promissory notes shall specify the time and manner of repayment, as determined by the Plan Administrator.
    (4) REPAYMENT. Payments of principal and interest shall be made in approximately equal payments, at least monthly, on a basis that would permit such loan to be amortized over its term. Prepayments of principal and interest may only be made in whole at any time without penalty. Loans to Members who are active Participants shall be repaid only by payroll deductions.
    (5) DEFAULT. In the event the note is not paid to the extent due and payable on or before maturity, the Plan Administrator shall give written notice to the Member by sending such notice to his last known address, and if the due payment is not made within 30 days from the date of such notice, the amount allocated to each Investment Fund in which the Member's Account is invested shall be subject to a proportionate reduction by the amount of unpaid principal and interest to be paid on the unpaid balance at the time of a distribution under
         Article VI.
    (6) SATISFACTION FROM ACCOUNT. In the event of a distribution as provided in Article VI before the loan is repaid in full, the unpaid principal and interest on the unpaid balance of the loan shall become due and payable, and the Plan shall satisfy the indebtedness from the Member's Account in the following manner:
         (A)  first, from the Member's Rollover Account, if any;
         (B) second, from the Member's Before-Tax Contributions Account, if any; and
         -C- third, from the Member's vested Matching Contributions Account, if any, before making any payments to the Member or to his Beneficiary.

    (7) PAYMENT TO MEMBER. The Trustee shall be directed by the Plan Administrator with regard to any approved loans, and upon such direction the Trustee shall issue a check from the Trust Fund to the Member for the amount of the approved loan.
- - -C- ADDITIONAL LOAN REQUIREMENTS.
    (1) NONDISCRIMINATION. In making loans pursuant to this section, the Plan Administrator shall treat all eligible Members under similar circumstances alike, and loans shall not be made in any manner to discriminate in favor of Employees who are Highly Compensated Employees.
    (2) NO MORE THAN ONE LOAN OUTSTANDING. An eligible Member may not have more than one loan under this section outstanding at any time.
    (3) TWELVE MONTHS BETWEEN LOANS. A Member shall not be eligible for a loan under this section until at least 12 months have elapsed after the repayment in full of any prior loan under this section.

6.11 DIRECT ROLLOVERS OF ELIGIBLE DISTRIBUTIONS

(a) GENERAL. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
(b) DEFINITIONS.
    (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
    (2) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section

         408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
    (3) DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.
    (4) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE VII. INVESTMENT ELECTIONS

SECTION 7.1

    The Plan Administrator may, at any time, and from time to time, establish or designate investment funds (hereinafter "Fund" or "Funds") for the investment of contributions under this Plan and Trust. The Plan Administrator shall formulate detailed written objectives and procedures for such Funds and the administration of individually directed accounts. The Plan Administrator may also supplement the rules of this Article by adopting written procedures concerning the maintenance of individually directed accounts (sometimes hereinafter referred to as "IDAs") for Participants. Each Participant shall invest his or her Accounts among the Fund or Funds so established. In the event any Participants fails or refuses to make a designation among the Fund or Funds so established, such Participant's Account shall be credited to the most secure Fund then existing (i.e., and Income Fund). All such Funds shall be established and maintained in accordance with the following subsections:

(a) General. Each Participant shall have the exclusive right to direct the Trustee (or designee) from time to time with respect to the investment directions of the Participant, as long as these directions are clearly stated (in writing or otherwise, with an opportunity for written confirmation of such instructions), would not (I) generate unrelated business income or debt financed income to the Plan that would be taxable under the code, (ii) cause the Plan to engage in a prohibited transaction, (iii) be inconsistent with the Plan terms or ERISA, or (iv) jeopardize the Plan's qualified status. The Trustee may require the Participant's instructions to be provided in a manner acceptable to the Trustee. Other than for compliance with the restrictions in (b) below, no person shall have either the right nor the duty to inquire into the propriety of any Participant's investment director or its effect upon the Participant's Fund or Account. Any Participant investment direction shall be notwithstanding the occurrence of any event or other development of which the Trustee has, or should have, knowledge. Employer, its officers, directors, stockholders, or partners, the Plan Administrator, Trustee, and any fiduciary hereunder shall not be liable or responsible for any loss resulting from the individually directed investment or to any present or future Beneficiary thereof, by reason of: (1) any sale or investment made or other action taken pursuant to and in accordance with the directions of any Participant under this Section, or (2) the acquisition or retention of any asset including cash, which has been acquired pursuant to the Participant's direction hereunder.

(b) Collectibles. No investment under this Section shall be made in any "collectible." The term "collectible" means any work of art, rug, antique, metal, gem, stamp, coin, alcoholic beverage, or any other tangible personal property specified by the Secretary for purposes of Section 408(m) of the Code.

(c) Costs. All reasonable costs and expenses of carrying out a Participant's directions may be charged to the Participant Account under procedures established by the Plan Administrator.

(d) Valuation of IDAs. IDAs shall be separately valued and adjusted to reflect increases or decreases in the fair market value of the separate assets of each IDA, accrued income and prepaid expenses, liabilities, etc., in accordance with the customary valuation practices of the Trustee. IDAs shall be values as of the annual Valuation Date and as of such other dates as may be necessary or desirable for purpose of administration of those IDAs. For purposes of determining the amount of a Participant's benefits or for purposes of making any benefit distributions hereunder in the case of a terminated Participant, the aggregate value of the Participant's IDA may be determined as of any appropriate date selected by the Trustee.

Administrator has caused the necessary entries to be made in the Participants' Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by the Plan Administrator.

ARTICLE VIII. ACCOUNTS AND RECORDS OF THE PLAN

8.1 ACCOUNTS AND RECORDS

The Accounts and records of the Plan shall be maintained by the Plan Administrator and shall accurately disclose the status of the Accounts of each Member or each Member's Beneficiary in the Plan.

Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of the Member's Account.

8.2 TRUST FUND

Each Member shall have an undivided proportionate interest in the Trust Fund which shall be measured by the proportion that the market value of the Member's Account bears to the total market value of all Accounts as of the date that such interest is being determined.

8.3 VALUATION AND ALLOCATION OF EXPENSES

As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers. Unless paid by the Employers and subject to such limitations as may be imposed by ERISA or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

All transactions shall be based upon the fair market value of the investment.

8.4 ALLOCATION OF EARNINGS AND LOSSES

As of each Valuation Date, the Plan Administrator, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Investment Fund of the Trust Fund since the preceding Valuation Date to each Member's Account in the same proportion that the market value of the Member's Account in such Investment Fund bears to the total market value of all Members' Accounts in such Investment Fund; and, for this purpose, the Plan Administrator shall adopt uniform rules which conform to applicable law and generally accepted accounting practices.

ARTICLE IX. FINANCING

9.1 FINANCING

The Company shall enter into a Trust Agreement in order to implement the provisions of the Plan and to finance the benefits under the Plan. All rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify the Trust Agreement in accordance with the terms of that Agreement from time to time to accomplish the purposes of the Plan.

9.2 CONTRIBUTIONS

The Employers shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to amend, modify, or terminate the Plan.

9.3 NONREVERSION

No Employer shall have any right, title, or interest in the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to any Employer, except that--
(a) If a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution may be returned to such Employer within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent such contribution is disallowed as a deduction it may be returned to such Employer within one year after the disallowance. All contributions by an Employer are conditioned on their deductibility under Code section 404.
(b) If the Internal Revenue Service initially determines that the Plan does not meet the requirements of Code section 401, the Plan shall be null and void from the Effective Date, and any contributions shall be returned to all contributors within one year following the determination that the Plan does not meet such requirements, unless the Company elects to make the changes to the Plan necessary to receive a determination from the Internal Revenue Service that the requirements of Code section 401 are met.

9.4 RIGHTS IN THE TRUST FUND

Persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of such benefits and have no claim against any Employer, the Plan Administrator, or any other person. No person has any right or interest in the Trust Fund except as expressly provided in the Plan.

ARTICLE X. ADMINISTRATION

10.1 PLAN ADMINISTRATOR AND FIDUCIARY

The Plan shall be administered by a committee appointed by the Board. The committee shall be composed of as many members as the Board may appoint from time to time and shall hold office at the pleasure of the Board. Any member of the committee may resign by delivering a written resignation to the Board. Vacancies in the committee arising by resignation, death, removal, or otherwise shall be filled by the Board. The committee shall be the administrator of the Plan within the meaning of section 3(16)(A) of ERISA, a fiduciary with respect to the Plan within the meaning of section 3(21)(A)(I) and (iii) of ERISA, and the named fiduciary under section 402 of ERISA. It shall also be the Plan Administrator for purposes of the Plan.

10.2 COMPENSATION AND EXPENSES

A member of the committee shall serve without compensation for services as such if the Member is receiving full-time pay as an Employee. Any other member of the committee may receive compensation for services as a member, to be paid from the Trust Fund to the extent not paid by the Employers. All expenses incurred in the administration of the Plan shall be paid for by the Trust Fund to the extent not paid by the Employers, and any member of the committee may receive reimbursement by the Trust Fund of expenses properly and actually incurred to the extent not paid by the Employers. Such expenses shall include any expenses incident to the administration of the Plan, including, but not limited to, fees of accountants, counsel, and other specialists.

10.3 MANNER OF ACTION

A majority of the members of the committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the committee at any meeting shall be by a majority vote of those present at any such meeting. Upon the unanimous concurrence in writing of the members at the time in office, action of the committee may be taken otherwise than at a meeting.

10.4 CHAIRMAN, SECRETARY, AND EMPLOYMENT OF SPECIALISTS

The members of the committee may elect one of their number as chairman and may elect a secretary who may, but need not, be a member of the committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists, and such clerical, medical, actuarial, and other services as they may require in carrying out the provisions of the Plan. Such expenses shall be paid by the Retirement Fund to the extent not paid by the Employers.

10.5 ASSISTANCE

The committee may appoint one or more individuals and delegate such of its power and duties as it deems desirable to any such individual, in which case every reference herein made to the committee shall be deemed to mean or include the individuals as to matters within their jurisdiction. Such individuals shall be such officers or other employees of the Employers and such other persons as the committee may appoint.

10.6 RECORDS

All resolutions, proceedings, acts, and determinations of the committee shall be recorded by the secretary thereof or under such secretary's supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

10.7 RULES

Subject to the limitations contained in the Plan, the committee shall be empowered from time to time in its discretion to adopt bylaws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

10.8 ADMINISTRATION

The committee shall be responsible for the administration of the Plan. The committee shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In making any such determination or rule, the committee shall pursue uniform policies as from time to time established by the committee and shall not discriminate in favor of or against any Member. The committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The committee shall have the exclusive right to interpret the provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The committee shall make, or cause to be made, all reports or other filings necessary to meet both the reporting and disclosure requirements and other filing requirements of ERISA which are the responsibility of "plan administrators" under ERISA. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

10.9 NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline, discharge, or retire any Employee at any time.

10.10 APPEALS FROM DENIAL OF CLAIMS

If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:
(a) the specific reasons for such denial;
(b) specific reference to pertinent Plan provisions on which the denial is based;
- - -C- a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(d) an explanation of the Plan's claim review procedure.
The claimant also shall be advised that the claimant or the claimant's duly authorized representative may request a review by the Plan Administrator of the decision denying the claim by filing with the Plan Administrator, within 60 days after such notice has been received by the claimant, a written request for such review, and that the claimant may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Plan Administrator within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

10.11 NOTICE OF ADDRESS AND MISSING PERSONS

Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, such person's post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at the latest reported post office address will be binding upon such person for all purposes of the Plan and neither the Plan Administrator nor the Employers, Trustee, or insurance company shall be obliged to search for or ascertain such person's whereabouts. In the event that such person cannot be located, the Plan Administrator may direct that such benefit and all further benefits with respect to such person shall be discontinued, all liability for the payment thereof shall terminate and the balance in such Member's Account shall be deemed a forfeiture; provided, however, that in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum and the future benefits due such person shall be reinstated in full.

10.12 DATA AND INFORMATION FOR BENEFITS

All persons claiming benefits under the Plan must furnish to the Plan Administrator or its designated agent such documents, evidence, or information as the Plan Administrator or its designated agent consider necessary or desirable for the purpose of administering the Plan; and such person must furnish such information promptly and sign such documents as the Plan Administrator or its designated agent may require before any benefits become payable under the Plan.

10.13 INDEMNITY FOR LIABILITY

The Company shall indemnify each member of the committee serving as Plan Administrator against any and all claims, losses, damages, and expenses, including counsel fees, incurred by the committee and any liability, including any amounts paid in settlement with the committee's approval, arising from the member's or committee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The Company shall pay the premiums on any bond secured under this section and shall be entitled to reimbursement by the other Employers for their proportionate share.

10.14 EFFECT OF A MISTAKE

In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to the Trustee or to a Member or Beneficiary, the Plan Administrator shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Trustee, Member, or Beneficiary receiving the proper amount of payments under this Plan.

10.15 SELF INTEREST

A member of the committee who is also a Member shall not vote on any question relating specifically to such person.

ARTICLE XI. AMENDMENT AND TERMINATION

11.1 AMENDMENT AND TERMINATION

(a) The Company hereby reserves the sole and exclusive right at any time by action of the Board to amend, modify, or terminate the Plan. The Company's right of amendment, modification, or termination as aforesaid shall not require the assent, concurrence, or any other action by any Employer notwithstanding that such action by the Company may relate in whole or in part to persons in the employ of an Employer.
(b) While each Employer contemplates carrying out the provisions of the Plan indefinitely with respect to its Employees, no Employer shall be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.
- - -C- Upon any termination of the Plan in its entirety, or with respect to any Employer, the Company shall give written notice thereof to the Plan Administrator, the Trustee, and any Employer involved.
(d) Except as provided by law, upon any termination of the Plan, no Employer with respect to whom the Plan is terminated (including the Company) shall thereafter have any obligation, liability, or responsibility whatsoever to make any contribution or payment to the Trust Fund, the Plan, any Member, any Beneficiary, or any other person, trust, or fund whatsoever, for any purpose whatsoever under or in connection with the Plan.
(e) The disposition of Before-Tax Contributions Accounts pursuant to termination of the Plan shall be subject to the provisions of section 6.9(b).
(f) Notwithstanding anything to the contrary, the provisions relating to the matching contribution or the allocation of forfeitures shall not be amended more often than once every six months other than to comport with changes in the Code, ERISA, or the rules promulgated thereunder.

11.2 LIMITATIONS ON AMENDMENTS

The provisions of this Article are subject to and limited by the following restrictions:
(a) No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit the corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of Members or their Beneficiaries.
(b) No such amendment shall operate either directly or indirectly to deprive any Member of his vested and nonforfeitable interest as of the time of such amendment.
- - -C- No amendment shall modify the vesting schedule set forth in section 5.2 unless the conditions of section 411(a)(10) of the Code are met.

11.3 EFFECT OF BANKRUPTCY AND OTHER CONTINGENCIES AFFECTING AN EMPLOYER

In the event an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated, or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to such Employer. The merger, consolidation, or reorganization of an Employer, or the sale by it of all or substantially all of its assets, shall not terminate the Plan if there is delivery to such Employer by the Employer's successor or by the purchaser of all or substantially all of the Employer's assets, of a written instrument requesting that the successor or purchaser be substituted for the Employer and agreeing to perform all the provisions hereof which such Employer is required to perform. Upon the receipt of said instrument, with the approval of the Company, the successor, or the purchaser shall be substituted for such Employer herein, and such Employer shall be relieved and released from any obligations of any kind, character, or description herein or in any trust agreement imposed upon it.

ARTICLE XII. TOP-HEAVY PROVISIONS

12.1 APPLICATION OF TOP-HEAVY PROVISIONS
(A) SINGLE PLAN DETERMINATION. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Section 416 Accounts of all Employees and Beneficiaries (excluding former Key Employees), the Plan is top-heavy and the provisions of this Article shall become applicable.
(b) AGGREGATION GROUP DETERMINATION.
    (1)  If as of a Determination Date this Plan is part of an Aggregation
         Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above.
    (2)  If this Plan is top-heavy under subsection (a), but the Aggregation
         Group is not top-heavy, the Plan shall not be top-heavy and this Article shall not be applicable.
- - -C- CALCULATIONS. The Plan Administrator shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

12.2 DEFINITIONS
(a) "AGGREGATION GROUP" means this Plan and all other plans maintained by the Employers and nonparticipating Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code section 401(a)(4) or section 410, which shall constitute a "required aggregation group" within the meaning of Code section 416(g)(2)(A)(I). In addition, at the election of the Plan Administrator, the Aggregation Group may be expanded to include any other qualified plan maintained by an Employer or nonparticipating Affiliate if such expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410. Such expanded aggregation group shall constitute a "permissive aggregations group" within the meaning of Code section 416(g)(2)(A)(ii).
(b) "COMPENSATION" means the Member's compensation, salaries, and other amounts received for personal services rendered in the course of employment with Employers and nonparticipating Affiliates, including those items described in Treasury regulation section 1.415-2(d)(1).

- - -C- "DETERMINATION DATE" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.
(d) "KEY EMPLOYEE" means an Employee, a former Employee or any Beneficiary thereof if such Employee or former Employee, for the Plan Year containing the Determination Date or any of the four preceding Plan Years, was--
    (1) an officer of an Employer or nonparticipating Affiliate who has annual Compensation greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for such Plan Year; provided, however, that no more than the lesser of--
         (A)  50 Employees, or
         (B) the greater of (I) three Employees or (ii) 10 percent of all Employees, shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five-year period;
    (2) one of the ten Employees having annual Compensation from all Employers and nonparticipating Affiliates for such Plan Year greater than the dollar limit specified in Code section 415(c)(1)(A) and owning both more than a one-half of 1 percent interest and the largest interests in an Employer or nonparticipating Affiliate;
    (3)  a 5-percent owner of an Employer or nonparticipating Affiliate; or
    (4) a 1-percent owner of an Employer or nonparticipating Affiliate having annual Compensation of more than $150,000.
         Ownership shall be determined in accordance with Code section 416(I)(1)(B) and (C). For purposes of paragraph (2), if two Employees have the same ownership interest in an Employer or nonparticipating Affiliate, the Employee having the greater annual Compensation from the Employers and nonparticipating Affiliates shall be treated as having a larger interest. Any Employee who is not a Key Employee shall be a "non-Key employee" for purposes of applying this Article XII.
(e) "SECTION 416 ACCOUNT" means--
    (1) the amount credited as of a Determination Date to a Member's or Beneficiary's account, under the Plan and under any other qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of the Determination Date but which have not yet been contributed);

    (2) the present value of the accrued benefit credited to a Member or Beneficiary under a qualified defined benefit plan which is part of an Aggregation Group; and
    (3) the amount of distributions to the Member or Beneficiary during the five-year period ending on the Determination Date other than a distribution which is a tax-free Rollover Contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by an Employer or nonparticipating Affiliate;
    reduced by--
    (4) the amount of Rollover Contributions (or similar transfers) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to a Rollover Contribution (or similar transfer) accepted after December 31, 1983, initiated by the Member and derived from a plan not maintained by an Employer or nonparticipating Affiliate.
    The Account of a Member who was a Key Employee and who subsequently meets none of the conditions of subsection -C- for the Plan Year containing the Determination Date is not a Section 416 Account and shall be excluded from all computations under this Article. Furthermore, if a Member has not performed any services for an Employer or nonparticipating Affiliate during the five-year period ending on the Determination Date, any account of such Member (and any accrued benefit for such Member) shall not be taken into account in computing top-heaviness under this Article.

12.3 MINIMUM CONTRIBUTION

(a) GENERAL. If this Plan is determined to be top-heavy under the provisions of section 12.1 with respect to a Plan Year, the sum of Employer contributions (excluding contributions under a salary reduction agreement only for non-Key Employees) and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Employee and is an Employee on the last day of the Plan Year shall not be less than 3 percent of such Member's Compensation.
(b) EXCEPTION. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the

    Plan Year. For the purpose of this subsection (b), the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of the Key Employee's Compensation for the year.
- - -C- MULTIPLE PLANS. If this Plan is determined to be top-heavy under the provisions of section 12.1 with respect to a Plan Year, any Member who is a non-Key Employee covered under this Plan and under a defined benefit plan maintained by the Employers and nonparticipating Affiliates shall receive a minimum contribution determined by substituting 5 percent for 3 percent in applying the provisions of subsection (a). However, no minimum contribution under this section shall be allocable to any non-Key Employee who participates in a defined benefit plan maintained by an Employer or nonparticipating Affiliate and who receives the minimum benefit described in Code section 416(c)(1) under such defined benefit plan.

12.4 LIMIT ON ANNUAL ADDITIONS: COMBINED PLAN LIMIT

(a) GENERAL. If this Plan is determined to be top-heavy under section 12.1, section 4.5 of this Plan shall be applied by substituting 1.0 for 1.25 in applying the provisions of Code section 415(e)(2) and (e)(3).
(b) EXCEPTION. Subsection (a) shall not be applicable if--
    (1) section 12.4 is applied by substituting "4 percent" for "3 percent," and
    (2) this Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in section 12.1.
- - -C- TRANSITIONAL RULE. If, but for this subsection (c), subsection (a) would begin to apply with respect to the Plan, the application of subsection (a) shall be suspended with respect to a Member so long as there are--
    (1) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such Member, and
    (2)  no accruals under a qualified defined benefit plan for such Member.

12.5 COLLECTIVE BARGAINING AGREEMENTS

The requirements of section 12.3 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer or nonparticipating Affiliate if retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or nonparticipating Affiliate.

ARTICLE XIII. PARTICIPATION IN AND WITHDRAWAL FROM THE PLAN BY AN EMPLOYER

13.1 PARTICIPATION IN THE PLAN

Any Affiliate which desires to become an Employer hereunder may elect, with the consent of the Board, to become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of its Eligible Employees, effective as of the date specified in such adoption--
(a) by filing with the Company a certified copy of a resolution of its board of directors to that effect, and such other instruments as the Company may require; and
(b) by the Company's filing with the then Trustee or insurance company a copy of such resolution, together with a certified copy of resolutions of the Board approving such adoption.
The adoption resolution may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such adopting Employer and its Employees as may be acceptable to the Company and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement is reserved by the Company. The Company may not make specific changes and variations in the Plan or Trust Agreement terms and provisions as adopted by the Employer in its adoption resolution without the consent of such Employer. The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement documents. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the sole right to amendment, and of appointment and removal of the Plan Administrator, the Trustee, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.


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

13.2 WITHDRAWAL FROM THE PLAN

Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust Agreement after giving 90 days' notice to the Board, provided the Board consents to such withdrawal. Distribution may be implemented through continuation of the Trust Fund, or transfer to another trust fund exempt from tax under Code section 501, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment in accordance with the directions of the Plan Administrator; provided, however, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer.

ARTICLE XIV. MISCELLANEOUS

14.1 BENEFICIARY DESIGNATION

(a) Each unmarried Member may designate, on a form provided for that purpose by the Plan Administrator, a Beneficiary or Beneficiaries to receive such Member's interest in the Plan in the event of such Member's death, but such designation shall not be effective for any purpose until it has been filed by the Member during the Member's lifetime with the Plan Administrator. The Member may, from time to time during the Member's lifetime, on a form approved by and filed with the Plan Administrator, change the Member's Beneficiary or Beneficiaries.
(b) The Beneficiary of each Member who is married shall be the surviving spouse of such Member, unless such spouse consents in writing to the designation of another Beneficiary or Beneficiaries. Each married Member may, from time to time, change such Member's designation of Beneficiaries; provided, however, that the Member may not change the Member's Beneficiary without the written consent of such Member's spouse, unless such spouse's prior consent expressly permits designations by the Member without any requirement of further consent by the spouse.
- - -C- In the event that a Member fails to designate a Beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated Beneficiaries predecease the Member or die simultaneously with the Member, distribution shall be made to the Member's spouse; or if none, to the Member's children in equal shares; or if none, to the Member's parents in equal shares; or if none, to the Member's estate. If any such Beneficiary shall die prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary's death not occurred, then, for the purposes of the Plan, the distribution that would have been received by such Beneficiary shall be made to such Beneficiary's estate.
(d) The written consent described in subsection (b) shall acknowledge the effect of such election and shall be witnessed by a Plan representative designated by the Plan Administrator or a notary public.

14.2 INCOMPETENCY

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Administrator receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of such person's estate has been appointed. In the event that the Plan Administrator finds that any person to whom a benefit is payable under the Plan is unable to properly care for such person's affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment.

In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Plan Administrator.

To the extent permitted by law, any payment made under the provisions of this section 14.2 shall be a complete discharge of liability under the Plan.

14.3 NONALIENATION

Except as provided in Code section 401(a)(13) with respect to qualified domestic relations orders, neither benefits payable at any time under the Plan nor the corpus or income of the Trust Fund shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit nor the Trust Fund shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit. The Plan Administrator shall establish procedures to determine whether domestic relations orders are "qualified domestic relations orders" and to administer distributions under such qualified domestic relations orders.

In no event shall a domestic relations order be treated as a qualified domestic relations order if it requires the Plan to make payments prior to the date that a Participant attains earliest retirement age, as defined in Code section 414(p). Notwithstanding the foregoing, the Plan may make a distribution to an alternate payee prior to the date the Participant attains earliest retirement age if the qualified domestic relations order provides that the Plan and the alternate payee may agree in writing to an earlier distribution, and the distribution is made pursuant to such a written agreement.

14.4 APPLICABLE LAW


The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Kansas to the extent such laws have not been preempted by applicable federal law.

14.5 SEVERABILITY

If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

14.6 NO GUARANTEE

Neither the Plan Administrator, the Company, the Employers, nor the Trustee in any way guarantees the Trust Fund from loss or depreciation nor the payment of any money which may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, Member, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust.

14.7 MERGER, CONSOLIDATION, OR TRANSFER

In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other plan, each Member shall receive a benefit immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

14.8 INTERNAL REVENUE SERVICE APPROVAL

It is the intention of the Company to obtain a ruling or rulings by the District Director of Internal Revenue that--
(a) the Plan, as in effect from time to time, with respect to all Employers, meets the requirements of Code section 401(a); and
(b) any and all contributions made by the Employers under the Plan are deductible for income tax purposes under section 404(a) or any other applicable provisions of the Code.

                                 * * * * * * * * * *


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

IN WITNESS WHEREOF, New Coleman Holdings Inc. has caused this instrument to be executed by its duly authorized officers on this 31 day of December, 1995.

                                       NEW COLEMAN HOLDINGS INC.


ATTEST:
                                       By /s/ Kyle Wendt
                                          -----------------------------------
                                          Its  Director - Employee Benefits &
                                               Corporate Services
                                              -------------------------------

By /s/ Elizabeth A. Heinemann
   -----------------------------
   Its  Corporate H.R. Assistant
       -------------------------


                                          57